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                                 EXHIBIT 3(b)

SECTION 1.1:    PRINCIPAL OFFICE AND OTHER OFFICES

                The principal office of the corporation in the State of Alabama shall be located in the City of Birmingham, County of Jefferson. The corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the corporation may require from time to time.

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SECTION 2.1:    ANNUAL MEETING

                The annual meeting of the shareholders shall be held on the third Thursday in the month of April in each year, at the hour of 11:00 o'clock, a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state in which the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.


SECTION 2.2:    SPECIAL MEETINGS

                Special meetings of the shareholders, for any purpose or purposes, may be called only as provided in the Certificate of Incorporation.


SECTION 2.3:    PLACE OF MEETING

                The place of meeting shall be the principal office of the corporation in the State of Alabama unless some other place, either within or without the State of Alabama, is designated by the directors at a meeting.


SECTION 2.4:    NOTICE OF MEETING

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                Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, or a meeting which is required by statute to be held for any special purpose, or of an annual meeting at which special action is to be taken, the purpose or purposes for which the meeting is called, or the special action which is proposed to be taken, shall be delivered either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the records of the corporation, with postage thereon prepaid.
                Any such notice shall be delivered: a) with respect to the annual meeting of shareholders, not less than ten (10) nor more than fifty (50) days before the date of the meeting, and
                b) with respect to any special meeting of shareholders, as provided in the Certificate of Incorporation.


SECTION 2.5:    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

                For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days, or in the case of a determination of shareholders eligible to vote at a special meeting of shareholders called by the shareholders, not more than seventy-five (75) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of

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                shareholders, such books shall be closed for at least ten (10)
                days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than ten (10) days (or, in the case of a determination of shareholders eligible to vote at a special meeting of shareholders called by the shareholders, not more than seventy-five (75) days) prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.


SECTION 2.6:    VOTING LISTS

                The officer or agent having charge of the stock ledger for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation

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                in this state and shall be subject to inspection by any
                shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock ledger shall be the only evidence as to who are the shareholders entitled to examine such list or stock ledger or books of the corporation or to vote in person or by proxy at any meeting of shareholders.


SECTION 2.7:    QUORUM

                A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


SECTION 2.8:    PROXIES

                At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.


SECTION 2.9:    VOTING OF SHARES

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                Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders.


SECTION 2.10:   VOTING OF SHARES BY CERTAIN HOLDERS

                Except as provided in this paragraph, shares standing in the name of another corporation may be voted by such officer, agent, or proxy, as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares belonging to another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time; provided, however, that nothing in this section shall be construed as limiting the right of any such other corporation to vote stock of the corporation held by it in a fiduciary capacity.

                Shares held by an administrator, executor, guardian, or conservator may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by him/her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her without a transfer of such shares into his/her name.

                Shares standing in the name of a receiver may be voted by such receiver, and shares held or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to

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                vote thereon, in which case only the pledgee, or his/her
                proxy, may represent such shares and vote thereon. Treasury shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the presence of a quorum.


SECTION 2.11:   INSPECTORS

                Prior to any meeting of shareholders, the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Inspectors may, but are not required to be, employees of the corporation or of its subsidiaries. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

                The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

                The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxy, or vote, nor

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                any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls.

                In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a shareholder who submits a proxy by telegram, cablegram, or other electronic transmission from which it can be determined that the proxy was authorized by the shareholder, ballots, and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

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SECTION 3.1:    GENERAL POWERS

                The business and affairs of the corporation shall be managed under the direction of its Board of Directors.


SECTION 3.2:    NUMBER, TENURE, AND QUALIFICATIONS

                (a) Subject to the provisions of Paragraph (5) of Section XI of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, as defined in Section IV of the Restated Certificate of Incorporation, to elect under specified circumstances by separate class vote additional directors, the number of directors of the corporation shall be fixed from time to time by the affirmative vote of two-thirds of the total number of directors then in office who have been elected by the holders of the capital stock of the corporation entitled to vote generally for the election of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

                (b) Directors need not be residents of the states of Alabama or Delaware or shareholders of the corporation. No person shall be eligible for election or re-election as a director of this corporation (1) who shall have reached the age of sixty-eight, (2) three years after retiring from active business, (3) one year after permanent separation from the business or professional organization with which such person was primarily associated when first elected a director, or
                (4) one year after moving his/her principal residence outside the state in which such person was a resident when

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                first elected a director, whichever event first occurs.  If any of the provisions stated in (1), (2), (3), or (4) above shall become applicable to any director who is a member of a class other than the class whose term of office will expire at the next Annual Meeting of Shareholders, such director shall submit his/her resignation to be effective no later than said next Annual Meeting of Shareholders. Such resignation shall be submitted to the Corporate Secretary in writing by December 31 of the year prior to the year in which the resignation is to become effective under the provisions of the preceding sentence.

                Any director who is an officer of the corporation, or of any subsidiary thereof, shall resign as a director effective on the date he/she ceases to be an officer.

                On recommendation of the Nominating Committee, the application to an individual of any provision of this paragraph may be waived by the Board of Directors. Any such waiver shall only be effective on a year-to-year basis.


SECTION 3.3:    REGULAR MEETINGS

                A regular meeting of the Board of Directors shall be held without other notice than this by-law on the third Thursday of each month (unless such date shall fall on a holiday observed by AmSouth Bank N.A., in which event the meeting shall be upon the next succeeding business day) at 10:00 a.m., or at such other hour as may be designated by the Board. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional or substitute regular meetings without other notice than such resolution.


SECTION 3.4:    SPECIAL MEETINGS

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                Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any seven
                (7) directors. A special meeting of the Board of Directors shall be held at the principal office of the corporation, provided all directors may agree in writing that it be held at any other place, either within or without the State of Alabama.


SECTION 3.5:    NOTICE

                At least one (1) day's notice of any special meeting shall be given to all directors unless in the opinion of the officers or directors calling the meeting an emergency exists which requires less than one (1) day's notice, in which event only such notice need be given as such officer or directors shall direct. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


SECTION 3.6:    FEES

                By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a fixed sum for attendance at each such meeting or a stated salary as director, or both.


SECTION 3.7:    QUORUM

                Except as otherwise provided in Section XI of the Restated Certificate of Incorporation, a majority of the sum of (i) the number of directors determined pursuant to Paragraph (2) of Section XI of the Restated Certificate of Incorporation and Section 3.2(a) of these by-laws, and (ii) the number of directors, if any, elected under

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                specified circumstances by a separate class vote of the
                holders of any class or series of Preferred Stock, as defined in Section IV of the Restated Certificate of Incorporation, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. In the case of Committees of the Board of Directors, at the time membership of a Committee is elected the Board may designate one or more directors as alternate members, who may replace any absent or disqualified member at any meeting of that Committee. Further, in the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


SECTION 3.8:    MANNER OF ACTING

                Except as provided in Section XI of the Restated Certificate of Incorporation and Section 3.2(a) of these by-laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


SECTION 3.9:    VACANCIES

                Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directorships or any other reason shall be filled according to the provisions of Section XI of the Restated Certificate of Incorporation.


SECTION 3.10:   EXECUTIVE COMMITTEE

                A. POWERS AND DUTIES. There shall be an Executive Committee of the Board of Directors which, in the interim between the meetings of the Board, shall have and may exercise all of the authority and powers of the Board of Directors to the extent permitted by law. In amplification of, but not in limitation of the general empowerment of the Executive Committee, the Executive Committee is specifically charged with responsibility for the Corporation's acquisition program and with the duty to supervise the strategic planning efforts and the control functions and activities of the Corporation and all of its subsidiaries.

                    The Executive Committee shall periodically inform the Board of Directors of the actions taken by the Committee.

                    To exercise its powers and duties the Executive Committee shall meet at such times and on such dates as shall be fixed from time to time by resolution of the Committee or at any time on the call of its Chairman.

                B. MEMBERSHIP. The Executive Committee shall consist of such number of members drawn from the Board of Directors, not officers of the corporation, as the Board of Directors may determine by resolution from time to time, and the Chairman of the Board and President of the Corporation shall be an ex-officio member and serve as Chairman of the Committee. If the Chairman of the Board is not present at a meeting the Chairman may designate another member of the Committee to preside at that meeting. The members of the Executive Committee who are not officers of the Corporation, shall serve a term of office as shall be specified at the time of their election. Any member shall be eligible to succeed himself/herself and shall serve until a successor is elected.



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SECTION 3.11:   AUDIT COMMITTEE

                There shall be an Audit Committee of the Board of Directors, to consist of such number of directors who are not officers of the corporation as shall be determined by resolution of the Board of Directors from time to time. Members of the Audit Committee shall serve a term of office as shall be specified at the time of their election which shall be staggered so that a rotation of the membership shall be maintained. Members of this committee shall serve until their successors are elected and shall be eligible for reappointment. The Audit Committee shall meet quarterly; the time and date to be fixed by the committee from time to time. The Audit Committee shall audit and

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                examine the condition of the corporation and its subsidiaries and affiliates, shall review all reports of audits of the corporation and its subsidiaries and affiliates, shall review the asset quality of the corporation and its subsidiaries and affiliates, shall monitor compliance with the various laws and regulations to which the corporation and its subsidiaries and affiliates are subject, and shall report its findings and recommendations to the Board of Directors of the corporation and of the affected subsidiaries and affiliates.


SECTION 3.12:   COMPENSATION COMMITTEE

                There shall be a Compensation Committee of the Board of Directors to consist of such number of directors (who are not, at the time of their election for one (1) year prior to their election, officers of the corporation or of any of its subsidiaries or affiliates) as shall be designated from time to time by resolution of the Board of Directors and who shall serve for a term of office as shall be specified at the time of their election which shall be staggered so that a rotation of the membership shall be maintained. Members shall serve until their successors are elected and shall be eligible to succeed themselves.

                The Compensation Committee shall meet quarterly or more frequently upon the call of its Chairman; the time and date to be fixed by the Committee from time to time. The Compensation Committee shall be responsible for all compensation and staff benefit plans of the corporation and of its subsidiaries and affiliates. The Committee shall evaluate and approve the compensation of all of the Executive Officers as defined in
                Section 4.1, together with such other officers of the Corporation or any of its subsidiaries or affiliates as it may deem appropriate. It shall review summaries of compensation paid to all officers of the corporation and its subsidiaries and affiliates. It shall be responsible for developing for the corporation and its subsidiaries and

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                affiliates all direct and indirect compensation programs
                including salary administration, incentive compensation, welfare benefits, perquisites, and deferred compensation programs and shall ensure that periodic reports of changes in such programs are made to the Board of Directors of the Corporation and of the affected subsidiaries and affiliates. It shall receive and review such reports of compensation and benefit plan administration from the corporation's management as it may require. The Compensation Committee shall also review management structure and succession planning, together with any management retirement policy of the corporation and its subsidiaries and affiliates. The Committee shall also review from time to time the supervision and training of the officers of the corporation, its subsidiaries and affiliates to assure the full development of their potential and an orderly succession of management, and shall make recommendations to the Board and the Chief Executive Officer of the corporation with respect thereto.

SECTION 3.13:   MANAGEMENT SUCCESSION COMMITTEE

                There shall be a Management Succession Committee, the member-ship of which shall be designated by the Board of Directors from time to time, which shall review management structure and succession planning, together with any management retirement policy of the corporation and its subsidiaries and affiliates. The Committee shall also review from time to time the supervision and training of the officers of the corporation, its subsidiaries and affiliates to assure the full development of their potential and an orderly succession of management, and shall make recommendations to the Board and the Chief Executive Officer of the corporation with respect thereto. In addition, the Management Succession Committee shall be responsible to develop and make recommendations to the Board regarding the selection of senior executive officers of the corporation and its subsidiaries including the selection of a successor to the chief executive officer. The Management Succession Committee shall meet upon the call of its Chairman, and may meet with such members of management and such independent consultants as it may deem advisable.

SECTION 3.14:   NOMINATING COMMITTEE

                There shall be a Nominating Committee of the Board of Directors, to consist of such number of directors who are not officers of the corporation as shall be designated from time to time by resolution of the Board of Directors, who shall serve for a term of office as shall be specified at the time of their election which shall be staggered so that a rotation of the membership shall be maintained. Members shall serve until their successors are elected and shall be eligible to succeed themselves. The Committee shall meet twice a year or more frequently upon the call of its Chairman; the time and date to be fixed by the Committee from time to time.

                All recommendations for potential nominees to the Board of Directors shall be referred to the Nominating Committee which shall review the qualifications of such potential nominees and make

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                recommendations to the Chief Executive Officer and the Board of Directors with respect to such potential nominees. The Nominating Committee will also review the structure of the Board and its operation and recommend changes to the Board of Directors where appropriate. The Committee will also review and recommend appropriate changes in Board compensation and Board retirement policies.


SECTION 3.15:   MANAGEMENT COMMITTEE

                There shall be a Management Committee of the corporation to consist of such officers as may be appointed to sit thereon by the Chief Executive Officer. The Committee shall be chaired by the Chairman of the Board and shall meet upon call of the Chairman.

                The Management Committee shall develop, publish, and implement detailed policies and procedures on behalf of the corporation and its subsidiaries and affiliates under such guidelines as may from time to time be adopted by the Board of Directors. The Management Committee shall also have the duty to amend, make additions to, or deletions from, or revoke such policies and procedures, to the extent the Committee deems such actions to be necessary and desirable. The Committee shall have the duty to publish policies and procedures in the form of a manual or manuals for distribution to appropriate personnel of the corporation and its subsidiaries and affiliates. The Board of Directors shall at all times have the right to amend or revoke actions of the Management Committee adopting, amending, adding to, deleting from, or revoking policies and procedures. In addition to the duties prescribed above, the Management Committee shall have such other and further duties and responsibilities as may from time to time be assigned to it by the Board of Directors or management of the corporation.

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SECTION 3.16:   OTHER COMMITTEES

                The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in such resolution or resolutions, shall have and may during intervals between the meetings of the Board exercise the powers of the Board of Directors in the manage-ment of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.


SECTION 3.17:   INFORMAL ACTION

                Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.


SECTION 3.18:   EMERITUS BOARD OF DIRECTORS

                Each director of the corporation (including officer-directors) retiring at or after the 1988 Annual Meeting of Shareholders shall be eligible to become an Emeritus Director of the corporation for a period of five (5) years. The

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                Emeritus Board of Directors will meet quarterly with senior management or at such other times as may be determined by the Nominating Committee of the Board of Directors. By resolution of the Nominating Committee of the Board of Directors, the Emeritus Directors may be paid their reasonable transportation expenses, if any, of attendance at each meeting of the Emeritus Board, and may be paid a fixed sum for attendance at each such meeting or a stated salary as Emeritus Director, or both.

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SECTION 4.1:    GENERAL

                (a) NUMBER.  The officers of this corporation shall consist of a Chairman of the Board of Directors, President and Chief Executive Officer, one or more Vice Chairmen of the Board of Directors, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Executive Vice President, Senior Vice President, or such other title as the Board of Directors may determine), a Corporate Secretary, one or more Assistant Secretaries, and may also include such other officers as the Board of Directors may from time to time determine.

                (b) EXECUTIVE OFFICERS; ORDER OF AUTHORITY.  As used in these
                    By-Laws, the term "Executive Officers" shall include the Chairman of the Board, President and Chief Executive Officer, the Vice Chairmen of the Board, and the Executive Vice Presidents. Their "order of authority" shall be the order in which their titles are listed above; except that, where there are two or more Vice Chairmen of the Board or two or more Executive Vice Presidents, their order of authority shall be any order of authority designated by the Board or Compensation Committee.

                (c) DUAL OFFICES.  Any two or more offices in this corporation may, except where prohibited by law, be held by the same individual. In cases where an individual holds more

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

                    than one office, that person shall have the authority of all offices so held and shall occupy the "order of authority" provided in these by-laws for the more senior of the offices held.

                (d) MANNER OF ELECTION; TERM OF OFFICE; REMOVAL.  Except as
                    provided below, all officers shall be elected annually by the Board of Directors at the April meeting of the Board, or as soon thereafter as is practicable, and their term of office shall be for one (1) year, commencing upon election, and until their successors are elected and qualified. They shall, however, be subject to removal as specified below or by the Board of Directors at any time with or without cause. The Board of Directors may, at any time, elect such other officers as it may deem desirable.

                    Notwithstanding anything to the contrary contained in this
                    Section 4.1 or elsewhere in these By-Laws, the Board of Directors or Executive Committee may, by resolution, delegate to one or more of the three (3) Executive Officers having the highest order of authority the power to elect or appoint all employees and all officers except the Executive Officers, Senior Vice Presidents, and Vice Presidents. Such authority regarding employees may be delegated by said Executive Officers. Subject to the authority of the Board of Directors, the three (3) Executive Officers having the highest order of authority may prescribe titles to be carried by and the duties of any officers and employees so elected or appointed by said Executive Officers and the conditions of their employment and may from time to time fix their compensation as provided in the compensation plan approved by the Board of Directors or its Compensation Committee. Removal from office of the Chairman of the Board and President, and the Vice Chairmen of the Board shall be by the Board of

                    Directors or by the Executive Committee. All other officers and employees may be removed by any of the three
                    (3) Executive Officers having the highest order of authority or by any person so authorized by the Personnel Policies and Procedures of the corporation. Any person removed from office in any subsidiary of this corporation shall automatically be removed from any office held by such person in this corporation.

                (e) VACANCIES.  Vacancies shall be filled by the Board or
                    Executive Committee as soon as deemed practicable. In the event of a vacancy in any of the offices of the Executive Officers, any of the other Executive Officers remaining active may be elected to fill the vacancy in such office for such period as the Board of Directors may determine or until further action by the Board.


SECTION 4.2:    CHAIRMAN OF THE BOARD AND PRESIDENT

                The Chairman of the Board and President shall be the Chief Executive Officer of the corporation and shall preside or designate another Executive Officer to preside at all regular, called, or special meetings of the Board and adjournments thereof. Subject to the control of the Board of Directors, of the Executive Committee and of other Committees of the Board having authority, he shall be vested with authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law, and shall have general charge of the corporation and of its business and affairs, including authority over the detailed operations of the corporation and over its employees, and subject to the limitations stated, with full power and authority to do and perform in the name of the corporation all acts necessary or proper in his opinion to be done and performed and to execute for and in the name of the corporation all instruments, agreements, and deeds which may be authorized to be executed on behalf of the corporation or are required by law.


SECTION 4.3:    VICE CHAIRMAN OF THE BOARD

                The Vice Chairmen of the Board shall, subject to the control of the Board of Directors, the Executive Committee, and other committees of the Board having authority and of the Chief Executive Officer, be vested with authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law. They shall have the same power to sign for the corporation as prescribed in these by-laws for the Chairman of the Board. They shall perform all duties incidental to the office and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chief Executive Officer, one of the Vice Chairmen shall preside at meetings of stockholders, the Board of Directors, and the Executive Committee.


SECTION 4.4:    OTHER EXECUTIVE OFFICERS

                Each of the Executive Officers shall (subject to the control of the Board of Directors and of the committees of the Board having authority and to the control of the Chief Executive Officer) have and may exercise authority to act for the corporation in all matters to the extent that such delegation of authority may not be contrary to law and in general to discharge the functions and to exercise the authority vested in the Chief Executive Officer in matters not otherwise acted upon by the Chief Executive Officer or by other Executive Officers prior in their order of authority. Subject to the limitations stated above, such authority of each Executive Officer shall include authority over the operations of the corporation within his assigned areas of responsibility and over assigned employees, and authority to do and perform in the name of the corporation all acts necessary or proper in his opinion to be done and performed and to execute for and in the name of the corporation all instruments, agreements, and deeds which may be authorized to be executed on behalf of the corporation or required by law.


SECTION 4.5:    VICE PRESIDENTS


                Any Vice President shall have the authority to execute in the name of the corporation stock certificates of the corporation and transfers, conveyances, certificates, releases, satisfactions, authentications, options, proxies, leases, including oil, gas, and other mineral leases, agreements or other instruments pertaining to investment, assets or operations of the corporation or powers held or controlled by the corporation. The Vice Presidents shall have such other powers as are from time to time conferred upon them by the Board of Directors, committees of the Board, and the Executive Officers.

SECTION 4.6:    CHIEF ACCOUNTING OFFICER

                An officer of the corporation shall be appointed Chief Accounting Officer and shall have custody of the corporation's general accounting records, shall prepare financial statements, tax returns, profit plans and reports to regulatory authorities, and shall have such other duties as the Chief Executive Officer or other Executive Officer may assign him from time to time.


SECTION 4.7:    THE SECRETARY

                The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one
                (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a record of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by these by-laws, by the Chief Executive Officer or by the Board of Directors.


SECTION 4.8:    EXERCISE OF AUTHORITY OF CHIEF EXECUTIVE
                OFFICER BY OTHER EXECUTIVE OFFICERS

                In case of the disqualification, death, resignation, or removal of the Chief Executive Officer, and until the Board of Directors has filled the vacancy, the executive officers (other than the Executive Vice Presidents) in their order of authority, shall act as such Chief Executive Officer and with his full authority. In case of the absence, disqualification, death, or resignation, or removal of all executive officers prior to the Executive Vice Presidents in order of authority, the ordinary powers of the Chief Executive Officer shall be exercised and his duties discharged by an Executive Vice President or other Vice President designated by the Board or the Executive Committee until the Board has filled the vacancy, but any extraordinary powers of the Chief Executive Officer shall be exercised by such Executive Vice President or other Vice President only when authorized by the Board of Directors or the Executive Committee.

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

SECTION 5.1:    CONTRACTS

                The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


SECTION 5.2:    LOANS

                No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


SECTION 5.3:    CHECKS, DRAFTS, ETC.

                All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


SECTION 5.4:    DEPOSITS

                All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

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

SECTION 5.5:    PROXIES

                Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer may from time to time appoint an attorney or agent of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

SECTION 6.1:    CERTIFICATES FOR SHARES

                Certificates shall be issued only for whole shares and no certificate will be issued for a fractional share. Certificates representing whole shares of the corporation shall be in such form as shall be determined by the Board of Directors, such certificates shall be signed in the manner provided by the General Corporation Law of Delaware by the Chief Executive Officer, and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.


SECTION 6.2:    TRANSFER OF SHARES

                Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION 7.1: The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December in each year, unless the Board of Directors shall provide to the contrary by resolution.

SECTION 8.1: The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

SECTION 9.1: The Board of Directors shall provide a corporate seal in such form as shall be determined by the Board of Directors.

SECTION 10.1: Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws, the certificate of incorporation, or the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 11.1:   POWER OF DIRECTORS TO AMEND

                The Board of Directors shall have the power to alter, amend, and repeal the by-laws of the corporation or adopt new by-laws for the corporation at any regular or special meeting of the Board.


SECTION 11.2:   POWER OF SHAREHOLDERS TO AMEND

                (a) The shareholders may alter, amend, or repeal the by-laws of the corporation or adopt new by-laws for the corporation at any annual meeting or at a special meeting called for the purpose, and all by-laws made by the directors may be altered, amended, or repealed by the shareholders; (1) provided, however, that the affirmative vote of the holders of sixty-seven percent (67%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal
                Section VII or Section VIII of the Restated Certificate of Incorporation of this corporation, or adopt any provision of these by-laws that would cause these by-laws to be inconsistent with the provisions of Section VII or Section VIII of the Restated Certificate of Incorporation of this corporation; (2) provided further, however, that the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal
                Section XI of the Restated Certificate of Incorporation of this corporation or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with the provisions of Section XI of the Restated Certificate of Incorporation of this corporation; (3) provided further, however, that the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal any provision of Paragraph (a) of Section 3.2 of these by-laws or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with the provisions of Paragraph (a) of
                Section 3.2 of these by-laws.

                (b) The affirmative vote of the holders of sixty-seven percent (67%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (1) of this Section
                11.2 of these by-laws or to adopt any provision of these by-laws that would cause these by-laws to be inconsistent with Paragraph (a) (1) of this Section 11.2 of these by-laws.

                (c) The affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of this corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required for the shareholders to alter, amend, or repeal Paragraph (a) (2) or (a) (3) of this
                Section 11.2 of these by-laws or to adopt any provision of these by-laws inconsistent with Paragraph (a) (2) or (a) (3) of this Section 11.2 of these by-laws.